UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Strategic Partners Style Specific Funds
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You can make a difference!

What to do now:

1.             1. Read the enclosed Proxy Statement.

2.             2. Review the voting instructions provided.

3.             3. VOTE!

Three easy ways to vote:

1. Call the toll-free number on your proxy ballot card from a touch-tone telephone.

2. Log on to www.proxyvote.com.

3. Mail your completed proxy ballot card.

Voting by phone or Internet is available 24 hours a day, 7 days a week.

Answers to questions about proposed changes to the Strategic Partners Small Capitalization Value Fund

The Board of Trustees of the Strategic Partners Small Capitalization Value Fund (“the Fund”) is recommending that it be moved to the JennisonDryden fund family. The Fund will be called the Dryden Small-Cap Value Fund and will have a new investment advisor, Quantitative Management Associates LLC, which is an affiliate of Prudential. This packet provides additional information about this and other proposed changes to the Fund. The Board of Trustees recommends you vote to approve the proposals.

Please read the enclosed material and vote your shares as soon as possible. Your quick response will help us hold down communications costs. The three methods for voting your shares are noted above to make it as easy as possible for you.

Mutual Funds from Prudential Financial

Here are answers to some questions you may have that should be reviewed along with the enclosed proxy materials.

What proposals am I being asked to vote on?

Shareholders of the Fund are being asked to appoint Quantitative Management Associates LLC (QMA) as the Fund’s investment advisor. If shareholders approve of the change, the Fund’s existing investment advisors will be terminated and QMA will assume responsibility for managing the daily investment operations of the Fund.

Shareholders are also being asked to approve an increase in the management fee paid by the Fund.

What are the reasons for the proposal to appoint a new investment advisor?

This proposal is part of a larger initiative that will result in the elimination of Strategic Partners as a distinct fund family. As explained in more detail in the accompanying proxy materials, the Fund will become part of the much larger JennisonDryden family of mutual funds.

Why is Prudential eliminating Strategic Partners as a distinct fund family?

After a thorough review, we have reached the difficult conclusion that the Strategic Partners fund family does not offer the current or potential scale to remain an effective long-term investment solution for shareholders. Thus, we will be combining Strategic Partners mutual funds into the JennisonDryden mutual fund family.

What are the reasons for the proposal to approve an increase in the management fee?

The increase in the management fee has been proposed to align the Fund’s advisory fee structure with advisory fees charged by similar funds. The proxy materials provide additional information and background concerning the proposed fee increase.

Will Fund expenses increase as a result of the proposal to increase the management fee?

Yes. If approved by Fund shareholders, the increased management fee, when implemented, will result in an increase in Fund expenses borne by Fund shareholders. It is important to note, however, that even if approved by Fund shareholders, the increased management fee will not be implemented until at least March 1, 2008.

What if there are not enough votes to reach a quorum by the scheduled shareholder meeting date?

If we do not receive sufficient votes to hold the meeting, we or a proxy solicitation firm, acting on the Fund’s behalf, may contact you by mail or telephone to encourage you to vote. You should review the proxy materials and cast your vote to avoid additional mailings or telephone calls. If there are not enough votes to approve the proposals by the time of the meeting, the meeting may be adjourned to permit further solicitation of proxy votes.

Under existing New York Stock Exchange rules, it is not expected that brokers, banks, and other nominees will be entitled to vote Fund shares with respect to the proposals unless the beneficial owner gives specific instructions for such vote to the broker or other nominee. When a broker executes and returns a proxy ballot card but is unable to cast a vote on a matter without specific instructions, and no specific instructions are given, the result is referred to as a “broker non-vote.” The Fund will forward proxy materials to record owners for any beneficial owners that such record owners may represent.

If sufficient votes for a quorum have not been obtained, the Fund may request that one or more brokers submit a specific number of broker non-votes in order to obtain a quorum. The Fund will only take such actions if it believes that such actions will result in sufficient shareholder votes to approve the proposals at the relevant meeting. Therefore, shareholders who are opposed to a proposal should vote against that proposal.

How many votes am I entitled to cast?

You may cast one vote for each share you own of the Fund on the record date, which is September 1, 2006.

How do I vote my shares?

You can vote your shares 24 hours a day, 7 days a week by telephone or by Internet, or complete and mail the enclosed proxy ballot card. You can also vote your shares by attending the meeting itself. Please see the enclosed proxy materials for complete details.

How do I sign the proxy ballot card?

Individual accounts: Shareholders should sign exactly as their names appear on the account registration shown on the proxy ballot card.

Joint accounts: Both owners must sign and the signatures must conform exactly to the names shown on the account registration.

All other accounts: The person signing must indicate his or her role in the account. For example, a trustee for a trust should include his or her title when signing, such as ‘‘Jane Doe, Trustee,” or an authorized officer of a company should indicate his or her position with the company, such as ‘‘John Smith, President.’’

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Every vote is important whether your fund holdings are large or small. Please review these materials and return your proxy ballot card by mail or call in your vote today.

Mutual funds are distributed by Prudential Investment Management Services LLC, a Prudential Financial company and member SIPC.

NS02132 Mutual Funds from Prudential Financial